UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2016

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, our Board of Directors appointed John Walker as a Class I director and the Chairman of the Board of Directors. Mr. Bruce Steel, our former Chairman of the Board, will continue to serve as a Class II director.

Mr. Walker will receive annual cash compensation of $35,000 for his service as a member of the Board of Directors and $25,000 for his service as Chairman of the Board of Directors, such amounts to be pro-rated to reflect the amount of time that Mr. Walker serves in such capacities in 2016.

We also granted Mr. Walker an option to purchase 6,813 shares of our common stock at an exercise price of $2.11, which was the closing price of our common stock on The NASDAQ Capital Market on the date of grant. The stock option was granted pursuant to our 2014 Equity and Incentive Plan and vests over one year in 12 monthly installments, beginning on the first monthly anniversary of the date of grant. For so long as he continues to serve on our Board of Directors, Mr. Walker will also receive an annual grant of an option to purchase such number of shares of our common stock equal to approximately 0.0495% of our then outstanding common stock on a fully-diluted basis at an exercise price equal to the closing price of our common stock on The NASDAQ Capital Market on the date of grant, such option to vest in 12 equal monthly installments beginning on the first monthly anniversary of the date of grant.

Mr. Walker also received, pursuant to our 2014 Equity and Incentive Plan, 9,478 time-based vesting Restricted Stock Units under the terms of a Restricted Stock Unit Agreement (“RSU Agreement”). The RSU Agreement states that the Restricted Stock Units (“RSU”) will vest 100% on the one year anniversary of the date of grant and that upon vesting the RSUs may be settled in shares of our common stock, for cash in an amount equal to the fair value of the shares of common stock as to which the RSU has vested, determined as of the vesting date, or any combination thereof, at the Company’s discretion. For so long as he continues to serve on our Board of Directors, Mr. Walker will also receive an annual grant of time-based vesting Restricted Stock Units with a fair market value of $20,0000. Such Restricted Stock Units will vest 100% on the one year anniversary of the date of grant, contingent on Mr. Walker serving on our Board of Directors.

The foregoing description of the Restricted Stock Unit Agreement is qualified in its entirety by reference to the Form of Restricted Stock Unit Agreement, which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Our press release announcing the election of Mr. Walker is attached as Exhibit 99.2 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Form of Restricted Stock Unit Agreement

99.2	Press Release Dated May 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: May 9, 2016	By:	/s/ Winnie W. Tso
Name: Winnie W. Tso
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Form of Restricted Stock Unit Agreement

99.2	Press Release Dated May 9, 2016

5